Calculation of Filing Fee Tables
S-3
PPG INDUSTRIES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Stock, par value $1.66 2/3 per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock, without par value	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) There is being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) There is being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) There is being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[4]	(1) There is being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[5]	(1) There is being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[6]	(1) There is being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[7]	(1) There is being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A